                                                               EXHIBIT 5

                            November 9, 2009

Edison International
2244 Walnut Grove Avenue
Rosemead, California 91770

Ladies and Gentlemen:

      This opinion is rendered in connection with the filing of a Registration Statement on
Form S-8 ("the Registration Statement") to register 30,000,000 shares of Edison
International common stock with the Securities and Exchange Commission related to the
Edison 401(k) Savings Plan (the "Plan").  Under the Registration Statement, interests in the Plan ("Beneficial Interests") and shares of Edison International Common Stock, no par value (the "Plan Shares"), are offered and sold to employees of Edison International and its affiliates.

      I am generally familiar with the organization, history and affairs of Edison
International.  I am also familiar with the proceedings taken and proposed to be taken by
Edison International in connection with the proposed offering and sale, and I, or attorneys acting under my supervision, have examined a form of the Registration Statement.  As Vice
President, Associate General Counsel, Chief Governance Officer and Corporate Secretary of
Edison International, I have general responsibility for supervising lawyers who may have been asked to review legal matters arising in connection with the offering and sale of the
Plan Shares and Beneficial Interests.  Accordingly, some of the matters referred to herein have not been handled personally by me, but I have been made familiar with the facts and circumstances and the applicable law.  The opinions expressed herein are my own or are opinions of others with which I concur.

      Based upon the foregoing and subject to completion of such proceedings as are now contemplated prior to the offering and sale of the Beneficial Interests and Plan Shares, it is my opinion that, when sold as provided in the Registration Statement, the Beneficial
Interests will be legally issued and the Plan Shares will be duly authorized, legally issued, fully paid and nonassessable shares of Common Stock of Edison International.  This opinion does not relate to state Blue Sky or securities laws.

      I hereby consent to any references made to me, and to the use of my name, in the
Registration Statement.  By giving such consent, I do not thereby admit that I am an expert with respect to any part of the Registration Statement, including this exhibit to the
Registration Statement, within the meaning of Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         /s/ Barbara E. Mathews
                                         -------------------------------
                                         Barbara E. Mathews
                                         Vice President, Associate General Counsel, Chief
                                         Governance Officer and Corporate Secretary